Exhibit 10.1

LOAN AND SECURITY AGREEMENT

(Commercial Loan)

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of the ____ day of April, 2018, by and among CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation, having an address at 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“CSSE”) and SCREEN MEDIA VENTURES, LLC, a Delaware limited liability company, having an address at 800 Third Avenue, 3rd Floor, New York, New York 10022 (“SMV” and together with CSSE, individually and collectively, the “Borrower”), jointly and severally, BD PRODUCTIONS, LLC, a Connecticut limited liability company, having an address at c/o Chicken Soup for the Soul Entertainment Inc., 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“BDP”), 757 FILM ACQUISITION LLC, a Delaware limited liability company, having an address at c/o Screen Media Ventures, LLC, 800 Third Avenue, 3rd Floor, New York, New York 10022 (“757”), and SCREEN MEDIA FILMS, LLC, a Delaware limited liability company, having an address at c/o Screen Media Ventures, LLC, 800 Third Avenue, 3rd Floor, New York, New York 10022 (“SMF” and together with BDP and 757, individually and collectively, the “Guarantor”), and PATRIOT BANK, N.A., having an address at 900 Bedford Street, Stamford, Connecticut 06901 (the “Lender”).

RECITALS

A.       Borrower requested Lender to extend to Borrower financing in the original principal amount of up to SEVEN MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($7,500,000.00), in the aggregate, consisting of a (i) term loan in the original principal amount of FIVE MILLION and 00/100 DOLLARS ($5,000,000.00) (the “Term Loan”), and (ii) commercial revolving line of credit in the original principal amount of up to TWO MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($2,500,000.00) (the “LOC Loan” and together with the Term Loan, collectively, the “Loans”).

B.       Lender is willing to extend the Loans to Borrower upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower, Guarantor and Lender do hereby agree as follows:

1.	CONSTRUCTION AND DEFINITION OF TERMS

All terms used herein without definition which are defined by the Connecticut Uniform Commercial Code shall have the meanings assigned to them by the Connecticut Uniform Commercial Code, as in effect on the date hereof, unless and to the extent varied by this Agreement (provided that the term “document” shall (except as used in Section 1.7) not have the meaning provided for in the Connecticut Uniform Commercial Code). All accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP (as defined below). Whenever the phrase “satisfactory to Lender” is used in this Agreement, such phrase shall mean “satisfactory to Lender in its sole discretion.” The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1.       “Agreement” shall mean this Loan and Security Agreement, as amended, amended and restated, supplemented, or otherwise modified.

1.2.       “Banking Day” shall mean Monday through Friday, excluding any federal or Connecticut holiday.

1.3.       “Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time.

1.4.       “Business Premises” shall mean Borrower’s chief executive office located at 132 East Putnam Avenue, Cos Cob, Connecticut 06807.

1.5.       “Certified” shall mean that the information, statement, schedule, report or other document required to be “Certified” shall contain a representation of a duly authorized officer of Borrower that such information, statement, schedule, report or other document is true and complete.

1.6.       “Closing” shall mean the date hereof.

1.7.       “Collateral” shall mean all of Obligor’s personal property, intellectual property and fixtures, both now owned and hereafter acquired or arising, and wherever located, including, but not limited to, all of the following:

a)	Accounts;
b)	As-extracted collateral;
c)	Chattel paper;
d)	Deposit accounts;
e)	Documents;
f)	Equipment;
g)	Farm products;
h)	Fixtures;
i)	General intangibles;
j)	Inventory;
k)	Instruments;
l)	Investment property;
m)	Letter-of-credit rights;
n)	Other goods;
o)	Supporting obligations
p)	IP Collateral (as defined in that certain Intellectual Property Security Agreement, dated of even date herewith, by and among Borrower, Guarantor and Lender); and
q)	Proceeds and products of all of the foregoing.

1.8.       “Event of Default” shall mean any of the events described in Section 9 hereof.

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1.9.         “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

1.10.       “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.11.       “Guarantor” shall have the meaning set forth in the preamble.

1.12.       “Hazardous Materials” shall mean (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, operated or acquired by Borrower are prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

1.13.       “Hazardous Materials Contamination” shall mean the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated or controlled by Borrower or for which Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by Borrower, and any other contamination by Hazardous Materials for which Borrower is, or is claimed to be, responsible.

1.14.       “Indebtedness” of any person shall mean any of the following (without duplication): (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than trade debt incurred in the ordinary course of business upon normal trade terms) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such person upon which interest charges are customarily paid, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person under capitalized leases or synthetic leases, (e) all obligations of such person in respect of acceptances or letters of credit issued or created for the account of such person, (f) all liabilities secured by any Lien on any property owned by such person, whether or not such person has assumed or otherwise become liable for the payment thereof, (g) all obligations of such person in respect of interest rate protection agreements, interest rate future agreements, foreign currency exchange agreements and other hedging arrangements, (h) all obligations of such person to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of such person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options, or other rights, (i) every obligation in respect of Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefore as a result of such person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such person is not liable therefore and such terms are enforceable under applicable law, and (j) every obligation, contingent or otherwise, of such person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as a surety for, any obligation of a type described in clauses (a)-(i) above (the “primary obligation”), in any manner, whether directly or indirectly, and including without limitation, (i) any guarantee, (ii) any obligation to purchase or pay (or advance or supply funds for the purchase or payment of) such primary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof (other than trade debt incurred in the ordinary course of business upon normal trade terms), (iii) any obligation to purchase or lease property, securities or services for the purpose of assuring the payment of such primary obligation, or (iv) any obligation to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such primary obligation.

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1.15.       “Installment A/R” shall mean an account receivable that is invoiced by Borrower, but payment on such account receivable, by its terms, is made by the account debtor in agreed upon installment amounts over a period of time.

1.16.       “Laws” shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

1.17.       “Lien” or “Liens” shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

1.18.       “Loan Document” or “Loan Documents” shall mean any and all present and future agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, guaranties, instruments, letters of credit, letter of credit agreements (whether for reimbursement or otherwise), interest rate or currency swap, cap or other hedging agreements and all other present and future documents evidencing, governing, securing, guaranteeing or in any other manner relating, in any way, at any time, to any of the Obligations, including, without limitation, the instruments and documents referred to in Section 6.1 hereof.

1.19.       “LOC Note” shall mean that certain Commercial Revolving Line of Credit Promissory Note, dated of even date herewith, evidencing the LOC Loan, as amended, amended and restated, supplemented, or otherwise modified, and also including any note(s) given in exchange, renewal, substitution, replacement, refunding, or refinancing or recasting thereof.

1.20.       “Note” or “Notes” shall mean collectively, the LOC Note and the Term Note.

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1.21.       “Obligations” shall mean the full and timely observance and performance of all present and future duties, covenants and responsibilities due to Lender by Obligor of every kind, nature or description and, all present and future obligations and liabilities of Obligor to Lender for the payment of money of every kind, nature or description (including without limitation all present and future principal amounts, interest, premiums, late charges, fees, reimbursement amounts, termination amounts, indemnities and all other charges and sums, as well as all attorney fees, court costs and other costs and expenses payable by Obligor to Lender), whether direct or indirect, contingent or non-contingent, matured or unmatured, accrued or not accrued, or related or unrelated to this Agreement, and whether or not now contemplated, and whether or not any instrument or agreement relating thereto specifically refers to this Agreement, and including, without limitation, if applicable, overdrafts in any checking or other account of Obligor at Lender and claims against Obligor acquired by assignment to Lender, and whether or not any or all of the foregoing is secured under any other agreement or other document or statutory or common law provision, as well as all renewals, refundings, refinancings, consolidations, re-castings and extensions of any of the foregoing. It is the intent and agreement of the parties that the Obligations include not only the Loans and all other present obligations and liabilities of Obligor to Lender, but also all future advances and other future obligations and liabilities of Obligor to Lender.

1.22.       “Obligor” shall mean individually and collectively, Borrower, Guarantor and each endorser and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

1.23.        “Permitted Liens” shall mean (a) Liens of Lender, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Section 7.2 hereof, (c) mechanic’s, workman’s, materialman’s, landlord’s, carrier’s and other like Liens arising in the ordinary course of business and incidental to Borrower’s ownership of its properties or assets with respect to obligations which are not due or which are being diligently contested in good faith by Borrower by appropriate proceedings and for which reasonably adequate reserves have been set aside by Borrower, provided such Liens did not arise in connection with the borrowing of money or the obtaining of advances or credit (other than as set forth on Schedule 1.23) and do not, in Lender’s discretion, in the aggregate materially detract from the value of Borrower’s assets or materially impair the use thereof, (d) Liens disclosed in Schedule 1.23 attached hereto, and (e) liens hereafter approved by Lender in its sole discretion.

1.24.       “Person” or “person” shall include natural persons, corporations, associations, limited liability companies, partnerships, joint ventures, trusts, governments and agencies and departments thereof and every other entity of every kind.

1.25.       “Prime Rate” shall mean the floating and fluctuating rate of interest which Lender from time to time announces as and declares to be its prime rate of interest as set forth in the LOC Note. The Prime Rate may not be the lowest rate of interest charged by Lender for commercial or other types of loans.

1.26.       “Subordinated Indebtedness” shall mean all Indebtedness incurred, at any time by Borrower, the repayment of which is subordinated to the payment of the Obligations by a written agreement in form and substance satisfactory to Lender in its discretion.

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1.27.       “Subsidiary” shall include any limited liability company, corporation or unincorporated business entity at least a majority of the outstanding Voting Interest or interests of which is owned, now or in the future, by Borrower and/or by one or more Subsidiaries.

1.28.       “Term Note” shall mean that certain Term Promissory Note, dated of even date herewith, evidencing the Term Loan, as amended, amended and restated, supplemented, or otherwise modified, and also including any note(s) given in exchange, renewal, substitution, replacement, refunding, or refinancing or recasting thereof.

1.29.       “Voting Interest” shall mean any interests in Borrower having ordinary voting power to make decisions.

2.	THE LINE OF CREDIT LOAN

2.1.         Line of Credit Loan. Subject to the terms and conditions hereinafter set forth, Lender agrees to make certain advances of funds to Borrower and Borrower agrees to receive from Lender certain advances of funds, known as a commercial revolving line of credit loan in the original principal amount of up to TWO MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($2,500,000.00).

2.2.         Amount. Upon the conditions set forth in this Agreement and the LOC Note delivered by Borrower to Lender, Lender agrees to lend to Borrower and Borrower shall have the right to borrow from Lender, from time to time, up to the maximum sum of TWO MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($2,500,000.00), which sums Borrower may borrow, repay and reborrow until the Line of Credit Loan Maturity Date (as defined below).

2.3.         Advances. Provided there has been no Event of Default under the LOC Note or under this Agreement and neither a 90 Day DSCR Cure Period nor an Additional DSCR Cure Period is in effect, Lender may make one or more revolving advances of principal (each a “Line of Credit Advance” and collectively the “Line of Credit Advances”), and all Line of Credit Advances and the Line of Credit Loan shall be evidenced by LOC Note. Lender’s obligation to make any Line of Credit Advance is subject to the provisions of Section 6 of this Agreement. For purposes of determining the aggregate of all Line of Credit Advances outstanding from time to time, the books and records of Lender shall be presumed to be conclusive, absent manifest error.

The aggregate amount of all outstanding Line of Credit Advances from time to time shall not exceed the Line of Credit Loan Limit (as defined below).

2.4.         Requests for Advances. Borrower shall give to Lender written notice in the form of a borrowing base certificate (each, a “Borrowing Base Certificate”), a form of which is attached hereto as Exhibit A or in such form as may be reasonably required by Lender from time to time, (or telephonic notice confirmed in a writing with the Borrowing Base Certificate) of each Line of Credit Advance requested under the LOC Loan on or before 11:00 a.m., New York time on the date of such Line of Credit Advance requests. Each such notice shall specify the principal amount of the Line of Credit Advance requested and the proposed date of such Line of Credit Advance.

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The aggregate amount of all outstanding Line of Credit Advances from time to time shall not exceed the lesser of (i) the Borrowing Base, as defined herein; or (ii) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Line of Credit Loan Limit”).

2.5.         Eligible Accounts Receivable. The aggregate of all Line of Credit Advances under the LOC Loan shall not exceed seventy-five percent (75%) of the current Eligible Accounts Receivable of Borrower (the “Borrowing Base”).

As used herein, “Eligible Accounts Receivable” shall mean an account receivable arising in the ordinary course of Borrower’s business and which Lender, in its reasonable judgment, deems to be an Eligible Account Receivable. To be an Eligible Account Receivable, such account receivable must be subject to Lender’s perfected security interest and no other lien or security interest and must be evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, but without limiting the discretion of Lender to determine eligibility, no account receivable shall be deemed to be an Eligible Account Receivable if: (i) it arises out of a sale made by Borrower to an affiliate of Borrower; or (ii) it is due for ninety (90) days or more after the original invoice date; or (iii) any material covenant, representation or warranty contained with respect to such account receivable has been breached; or (iv) the account debtor is also Borrower’s creditor or supplier, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other account receivable due from such account debtor to Borrower to the extent of claim, or the account receivable otherwise is or may become subject to any right of setoff by the account debtor to the extent of set off claim; or (v) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vi) the sale is to an account debtor outside of the United States of America (excluding Canada); or (vii) the sale to the account debtor is on a sale-and-return, sale on approval, consignment or another repurchase or return basis, or is evidenced by chattel paper, unless Lender has been advised of such goods and consented to the account receivable arising therefrom being an Eligible Account Receivable; or (viii) Lender believes, in its sole judgment, that collection of such account receivable is insecure or that such account receivable may not be paid by reason of the account debtor’s financial inability to pay; or (ix) the account debtor is the United States of America or any department agency or instrumentality thereof, unless Borrower assigns its right to payment of such account receivable to Lender pursuant to the Assignment of Claims Act of 1940 as amended (31 U.S.C. Subsection 3727 et. seq. ); or (x) the account receivable is subject to any contra accounts, credit memos, accrued rebates, offset, deduction, defense, dispute or counterclaim, or if the account receivable is contingent in any respect or for any reason; or (xi) more than twenty-five percent (25%) of the accounts receivable owed by an account debtor to Borrower are due or unpaid for ninety (90) days or more after the original invoice date, in which case all accounts receivable from such account debtor shall be deemed ineligible hereunder; or (xii) Borrower has made any agreement with any account debtor for any deduction therefrom except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto. Notwithstanding the foregoing, with respect to Installment A/R, so long as an Installment A/R meets the other requirements of the definition of Eligible Accounts Receivable (excluding subclause (ii) above), that portion of Installment A/R that is then due and payable (or will become due and payable within the next ninety (90) days) and is not ninety (90) days or more past due (from the date such portion of such Installment A/R became due and payable) shall be considered Eligible Accounts Receivable hereunder.

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2.6.         Over Advances. If at any time the amount of the Line of Credit Advances outstanding under the LOC Loan exceeds the Line of Credit Loan Limit, then Borrower shall immediately upon receipt of notice from Lender pay the amount of such over advance to Lender for application to the Line of Credit Advances to reduce such over advance.

2.7.         Use of Line of Credit Loan. The LOC Loan will be used to for working capital purposes for further expansion of Borrower’s video library through fixed asset acquisitions.

2.8.         Line of Credit Loan Interest Rate. Borrower shall pay interest on the outstanding unpaid principal amount of the Line of Credit Advances made by Lender from the date of any Line of Credit Advance until payment in full, at the applicable Interest Rate set forth in the LOC Note; provided, that upon repayment in whole or in part of any Line of Credit Advance, interest shall be calculated based only on the number of days that such Line of Credit Advance or portion thereof was owing and outstanding. Upon the occurrence of an Event of Default or upon the Line of Credit Loan Maturity Date, the per annum interest rate payable shall be as provided in the LOC Note.

2.9.         Repayment of Principal. From the date hereof and for a period of three (3) years, Borrower shall pay interest only on the LOC Note, provided; however, during the term of the LOC Note, Borrower shall have the right to pay any amount of the then outstanding principal balance at any time, all as mort particularly set forth in the LOC Note.

2.10.       Maturity Date. The LOC Loan is payable in full on the Maturity Date set forth Section 2.1 of the LOC Note (the “Line of Credit Loan Maturity Date”).

2.11.       Method of Payment. Borrower hereby authorizes Lender, but Lender shall not be obligated, to employ undisbursed funds under the LOC Loan to satisfy all payments due hereunder and under the LOC Note or any Loan Document, following any notice and/or grace period, if any, and Lender will notify Borrower of any such application. Any funds so advanced shall be considered to be Line of Credit Advances of principal under the LOC Note. Line of Credit Advances so made for interest payments or other payments hereby authorized shall be credited to Borrower’s Commercial Checking Account at Lender, and all payments due under the LOC Note or any Loan Document shall be debited from either such Line of Credit Loan account or Borrower’s Commercial Checking Account at Lender in accordance with the Automatic Payment Addendum attached to the LOC Note.

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2.12.       Fee. Borrower shall pay Lender a commitment fee of TWELVE THOUSAND FIVE HUNDRED and 00/100 DOLLARS ($12,500.00) for the LOC Loan, which shall be payable on the date hereof if not sooner paid.

2.13.       Late Charge; Default Rate.

a.       If any payment required to be made by Borrower under the LOC Loan is not paid within ten (10) days after the date on which such payment is due, Borrower shall pay to Lender a late charge as more particularly set forth in Section 5 of the LOC Note. Borrower acknowledges that any such late charges are reasonable.

b.       Upon the occurrence and any time during the continuance of an Event of Default hereunder, the entire unpaid principal amount of the LOC Loan shall, anything contained herein to the contrary notwithstanding, bear interest at the default rate as more particularly set forth in Section 6 of the LOC Note.

2.14.       Certain Payment Provisions. Borrower shall pay the principal of, and interest on, all payment, promises, interest and other amounts due under the LOC Note or hereunder without any deductions whatsoever, including but not limited to any deduction for any set-off, recoupment, or counterclaim. All payments shall be made in United States Dollars and immediately available funds and she applied as more particularly set forth in Section 4 of the LOC Note. If any payment under the LOC Note or hereunder shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest in connection with such payment. The records of Lender shall be prima facie evidence of the LOC Loan, any accrued interest thereon and all principal and interest payments made in respect thereof; provided, that no failure of Lender to timely record any transaction shall in any way affect or impair any liability or other obligations of Borrower to Lender.

3.	THE TERM LOAN

3.1.        Term Loan. Subject to the terms and conditions hereinafter set forth, Lender agrees to make certain advances of funds to Borrower and Borrower agrees to receive from Lender certain advances of funds, known as a term loan in the original principal amount of FIVE MILLION and 00/100 DOLLARS ($5,000,000.00).

3.2.         Amount. Upon the conditions set forth in this Agreement and the Term Note delivered by Borrower to Lender, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the sum of FIVE MILLION and 00/100 DOLLARS ($5,000,000.00), until the Term Loan Maturity Date (as defined below).

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3.3.         Advance. Lender shall advance the full amount of the Term Loan on the date hereof upon the requires of Borrower, subject to the terms of this Agreement.

3.4.         Use of Term Loan. The Term Loan will be used for the recapitalization of acquisition equity and to refinance existing debt.

3.5.         Term Loan Interest Rate. Borrower shall pay principal and interest on the Term Loan at the applicable Interest Rate set forth in the Term Note. Upon the occurrence of an Event of Default or upon the Term Loan Maturity Date, the per annum interest rate payable shall be as provided in the Term Note.

3.6.         Repayment of Principal. From the date hereof and for a period of five (5) years, Borrower shall pay principal and interest on the Term Note, provided; however, during the term of the Term Note, Borrower shall have the right to pay any amount of the then outstanding principal balance at any time, all as mort particularly set forth in the Term Note.

3.7.         Maturity Date. The Term Loan is payable in full on the Maturity Date set forth Section 2.1(c) of the Term Note (the “Term Loan Maturity Date”).

3.8.         Method of Payment. All payments due under the Term Note or any Loan Document shall be debited from Borrower’s Commercial Checking Account at Lender in accordance with the Automatic Payment Addendum attached to the Term Note.

3.9.         Fee. Borrower shall pay Lender a commitment fee of TWENTY FIVE THOUSAND and 00/100 DOLLARS ($25,000.00) for the Term Loan, which shall be payable on the date hereof if not sooner paid.

3.10.       Late Charge; Default Rate.

a.       If any payment required to be made by Borrower under the Term Loan is not paid within ten (10) days after the date on which such payment is due, Borrower shall pay to Lender a late charge as more particularly set forth in Section 5 of the Term Note. Borrower acknowledges that any such late charges are reasonable.

b.       Upon the occurrence and any time during the continuance of an Event of Default hereunder, the entire unpaid principal amount of the Term Loan shall, anything contained herein to the contrary notwithstanding, bear interest at the default rate as more particularly set forth in Section 6 of the Term Note.

3.11.       Certain Payment Provisions. Borrower shall pay the principal of, and interest on, all payment, promises, interest and other amounts due under the Term Note or hereunder without any deductions whatsoever, including but not limited to any deduction for any set-off, recoupment, or counterclaim. All payments shall be made in United States Dollars and immediately available funds and she applied as more particularly set forth in Section 4 of the Term Note. If any payment under the Term Note or hereunder shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest in connection with such payment. The records of Lender shall be prima facie evidence of the Term Loan, any accrued interest thereon and all principal and interest payments made in respect thereof; provided, that no failure of Lender to timely record any transaction shall in any way affect or impair any liability or other obligations of Borrower to Lender.

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4.	SECURITY

4.1.         Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Obligor hereby assigns, pledges, and grants to Lender a continuing security interest in the Collateral. Lender’s security interest shall continually exist until all Obligations have been paid in full in cash and all credit facilities between Obligor and Lender are terminated.

4.2.         Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Obligor covenants, warrants and represents that:

a.       No financing statement covering any of the Collateral is on file in any State public office or land or financing records except for financing statements in favor of Lender or holders of Permitted Liens and Obligor is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

b.       The security interest granted Lender hereunder shall constitute a valid attached, perfected and first priority security interest upon the Collateral. Obligor shall not, and Lender does not authorize Obligor to, sell, lease, license, or assign any interest in the Collateral except, if no Event of Default then exists, the sale of inventory in the ordinary course of business, the disposal of obsolete or worn out equipment in the ordinary course of business and the license of intellectual property in the ordinary course of business. Obligor shall not grant or otherwise permit any other Lien to be created or remain on any Collateral thereon except for Permitted Liens.

c.       Obligor shall maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Obligor will promptly notify Lender in writing of any litigation involving or affecting the Collateral which Obligor knows or has reason to believe is pending or threatened. Obligor will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Obligor’s expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Obligor or Lender.

d.       Upon at least one (1) Business Days’ advance notice, and during normal business hours, Lender and its agents and designees may enter the Business Premises and any other premises of Obligor and inspect the Collateral and all books and records of Obligor (in whatever form), and Obligor shall pay the reasonable costs of such inspections); provided, that unless an Event of Default has occurred, such inspection shall not be allowed more than twice per calendar year.

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e.       Obligor shall maintain at all times (and whether the applicable Collateral is in the possession of Obligor, Lender, a third party, or otherwise) comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be reasonably satisfactory to Lender and in amounts in accordance with Lender’s customary and usual requirements for its borrowers, and each such policy shall contain a clause or endorsement satisfactory to Lender naming Lender as loss payee and lender’s loss payee and a clause or endorsement satisfactory to Lender that such policy may not be cancelled or altered and Lender may not be removed as loss payee or lender’s loss payee without at least 30 days’ prior written notice to Lender. In all events, the amounts of such insurance coverage’s shall conform to prudent business practices and shall be in such minimum amounts that Obligor will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. Obligor hereby acknowledges and agrees that the security interest hereunder includes a security interest in any and all proceeds of such policies and Obligors authorize and empower Lender (if in Lender’s discretion it elects to do so) to adjust or compromise any loss under such policies and to collect and receive all such proceeds and Obligor hereby appoints Lender as Obligor’s attorney-in-fact for such purposes. Obligor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Lender and not to Obligor and Lender jointly during the term of this Agreement. Obligor authorizes and empowers Lender to execute and endorse in Obligor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to Lender under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in the collection and handling of such proceeds, the net proceeds shall be applied in accordance with the terms hereof. If no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Obligor’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. In the event that Obligor may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of Obligor at Lender (or at a bank selected by Lender) and subject to the sole order (and control of) of Lender and shall be disbursed therefrom by Lender in such manner and at such times as Lender deems appropriate to complete such replacement or restoration; provided; however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Lender shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. If an Event of Default shall occur prior to such deposit of the net proceeds, then Lender may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. Obligor hereby indemnifies Lender against any loss or damage to Collateral not insured by Obligor and for any deficiency in any effective insurance coverage required to be maintained by Obligor pursuant to this Agreement, which indemnification obligation shall constitute part of the Obligations. Lender shall not be liable for any insufficiency in the insurance coverage of Obligor.

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f.       All books and records pertaining to the Collateral are located at the Business Premises and Obligor will not change the location of such books and records without the prior written consent of Lender, which consent shall not be unreasonably withheld. Obligor shall make notations, satisfactory to Lender, on its books and records disclosing the existence of Lender’s security interest in the Collateral.

g.       Obligor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Lender may request to vest in and assure to Lender its rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral stating that Lender has a security interest therein. Obligor will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that it has a security interest in the chattel paper.

h.       Upon an Event of Default, Obligor shall cooperate with Lender to obtain and keep in effect one or more control agreements (in form and substance satisfactory to Lender) in deposit account, electronic chattel paper, investment property and letter-of-credit rights Collateral.

i.       Obligor authorizes Lender to file financing statements covering the Collateral (including without limitation financing statements which describe any of all of the Collateral and/or indicate that the financing statement covers “all assets” or “all personal property” (or the like) of Obligor) and containing such legends as Lender shall deem reasonably necessary or desirable to protect Lender’s interest in the Collateral. Obligor agrees to pay all taxes, fees and costs (including attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing or recordation thereof.

j.       Whenever required by Lender, Obligor shall promptly deliver to Lender, with all endorsements and/or assignments required by Lender, all instruments, chattel paper, guaranties and the like received by Obligor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral. Where Collateral is in the long-term possession of a third party (e.g., other than standard distribution channels), Obligor will join in with Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

k.       Obligor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Lender; provided, that upon Obligor’s repayment in full of all Obligations hereunder and the termination of the LOC Loan and the Term Loan, any and all Liens in favor of Lender with respect to the Collateral shall be deemed automatically terminated, and Lender shall authorize Obligor to file any termination statements with respect to any outstanding Liens concerning such Collateral.

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l.       If any Collateral arises out of a contract with the United States Government or any department, agency or instrumentality thereof, Obligor shall immediately notify Lender thereof and shall execute and deliver to Lender specific assignments, of those contracts and the related United States Government accounts of Obligor and shall do such other things as may be satisfactory to Lender in order that all sums due and to become due to Obligor under such contract shall be duly assigned to Lender in accordance with the Federal Assignment of Claims Act (31 United States Code §3727; 41 United States Code §15) as in effect on the date hereof and as hereafter amended and/or any other applicable laws and regulations relating to the assignment of governmental obligations. Payments on United States Government contracts or United States Government accounts which have been specifically assigned to Lender by means of a direct assignment, as provided herein, shall be made directly to Lender, for payment to the Loans. The separate assignment of specific United States Government contracts to Lender, as contemplated herein, shall not be deemed to limit Lender’s security interest to the payments under those particular United States Government contracts and the related United States Government accounts, but rather Lender’s security interest shall extend to any and all United States Government contracts and the related United States Government accounts and proceeds thereof, now or hereafter owned or acquired by Obligor. During the term of this Agreement, Obligor agrees and covenants not to make any assignment of any of the United States Government contracts to any party other than Lender without Lender’s prior written consent.

m.      In the event that Collateral is in the possession of a bailee or other third party, Obligor shall (and in form and content reasonably satisfactory to Lender), either: (i) to the extent applicable, cause a document of title, in form and content satisfactory to Lender, to be issued in Lender’s name or (ii) obtain the written acknowledgment of the bailee or third party that it is holding or controlling such Collateral for the benefit of Lender.

n.       With respect to any Collateral which is subject to a certificate of title, Obligor shall: (i) cause a certificate of title to be issued perfecting the security interest of Lender, unless such Collateral is inventory held for sale in the ordinary course of Obligor’s business by Obligor and until such Collateral ceases to be such inventory; and (ii) not cause or permit a certificate of title to be issued in another state which does not list Lender’s security interest.

o.       If Obligor shall at any time acquire a commercial tort claim, as defined in the Uniform Commercial Code, then Obligor shall immediately notify Lender, in a writing signed by Obligor, of the brief details of the commercial tort claim and shall grant to Lender a security interest therein and in all proceeds thereof in accordance with the terms of this Agreement. All terms and provisions of such written notification and grant of such security interests shall be in form and content reasonably satisfactory to Lender.

p.       If any part of the Collateral is or becomes a fixture, Obligor shall, upon demand, furnish Lender with a disclaimer, release or subordination agreement, in form and content reasonably satisfactory to Lender, signed by all persons having an interest in the real property or any interest in such Collateral which may be senior to Lender’s security interest.

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q.       The Collateral consisting of the letter-of-credit rights include without limitation the right to draw under letters-of-credits, to effect which rights a power of attorney is hereby granted by Obligor to Lender.

4.3.         Collateral Collections. Upon an Event of Default, Lender shall have the right at any and all times to enforce Obligor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (a) notify and/or require Obligor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to Lender or in care of a post office lock box under the sole control of Lender established at Obligor’s expense subject to Lender’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as Lender shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Obligor; (b) require Obligor to segregate and hold in trust for Lender and, on the day of Obligor’s receipt thereof, transmit to Lender in the exact form received by Obligor (except for such assignments and endorsements as may be required by Lender), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (c) establish and maintain at Lender a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of Lender and which shall be subject to the imposition of such customary charges as are imposed by Lender from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which Lender may, in its sole discretion, at any time and from time to time, withdraw all or any part. Lender’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if Lender exercises the care and follows the procedures that Lender generally applies to the collection of obligations owed to Lender. All cash and non-cash proceeds of the Collateral may be applied by Lender upon Lender’s actual receipt of cash proceeds against such of the Obligations, matured or unmatured, as Lender shall determine in Lender’s sole discretion.

4.4.         Care of Collateral. Obligor shall have all risk of loss of the Collateral. Lender shall have no liability or duty, either before, upon or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral. If Lender actually receives any notices requiring action with respect to Collateral in Lender’s possession, Lender shall forward such notices to Obligor. Obligor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Lender’s sole responsibility is to take such action (with respect to Collateral in its possession) as is reasonably requested by Obligor in writing, however, Lender is not responsible to take any action that, in Lender’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely (nothing contained in this Section 4.4 shall be interpreted or construed to limit any rights or remedies of Lender if an Event of Default has occurred). While Lender is not required to take certain actions, if action is needed, in Lender’s sole discretion, to preserve and maintain the Collateral, Obligor authorizes Lender to take such actions, but Lender is not obligated to do so.

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4.5.        Authorization and Power-of-Attorney. Obligor authorizes Lender, following an Event of Default, to request other secured parties of Obligor to provide accountings, confirmations of Collateral and confirmations of statements of account concerning Obligor. Obligor hereby designates and appoints Lender and its designees as attorney-in-fact of Obligor, irrevocably and with power of substitution, with authority, following an Event of Default, to endorse Obligor’s name on requests to other secured parties of Obligor for accountings, confirmations of collateral and confirmations of statements of account.

4.6.        Obligor’s Security for Loans. The Loans are to be secured by a valid lien and first security interest on all of Obligor’s tangible and intangible personal property, intellectual property and business assets wherever located, now owned or hereafter acquired, including but not limited to all machinery, equipment, inventory, accounts receivable, fixtures and general intangibles, regardless of how titled or held. The Collateral is subject to no prior security interest except in favor of Lender. Lender is hereby authorized to file all financing statements as it deems necessary or appropriate.

5.	REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Obligor represents and warrants to Lender that:

5.1.        State of Formation and Legal Name. Obligor’s state of formation and exact legal name is set forth in the first paragraph of this Agreement.

5.2.        Good Standing. Obligor is a corporation or a limited liability company, as applicable, duly organized, legally existing and in good standing under the laws of the State of its formation, have the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

5.3.        Authority. Obligor has full power and authority to enter into this Agreement, to make or guaranty (as applicable) the borrowings hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper company and other action, and no consent or approval of any person, including, without limitation, shareholders or members of Obligor, as is applicable, and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

5.4.        Binding Agreements. This Agreement has been duly and properly executed by Obligor, constitutes the valid and legally binding obligation of Obligor and is fully enforceable against Obligor in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

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5.5.        No Conflicting Agreements. The execution, delivery and performance by Obligor of this Agreement and the borrowings hereunder will not (a) violate (i) any provision of law or any order, rule or regulation of any court or agency of government, (ii) any award of any arbitrator, (iii) the Certificate of Incorporation or Bylaws, Certificate of Organization or Limited Liability Company Agreement, as is applicable, of Obligor or (iv) any indenture, contract, mortgage, deed of trust or other agreement or instrument to which Obligor is a party or by which Obligor or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such award, indenture, contract, mortgage, deed of trust or other instrument or agreement, or result in the creation or imposition of any Lien upon any of the property or assets of Obligor except for Liens created in favor of Lender under or pursuant to this Agreement.

5.6.        Litigation. Except as disclosed to Lender in Schedule 5.6 attached hereto, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Obligor, threatened against or affecting Obligor or any property of Obligor, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Obligor, and Obligor is not, to Obligor’s knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Obligor.

5.7.        Financial Condition. The financial statements of Borrower heretofore delivered to Lender are true and complete, fairly present the financial condition of Borrower as at such dates and the results of its operations for the respective periods then ended and were prepared in accordance with GAAP applied on a consistent basis for such prior periods. There is no Indebtedness of Borrower as of the date of such statements which, in accordance with GAAP, should be, but is not reflected therein and no material adverse change in Borrower’s financial condition, operations, business or prospects has occurred since the date of the latest of such statements.

5.8.        Taxes. Obligor has paid or caused to be paid all federal, State and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State and local tax returns which are required to be filed by Obligor.

5.9.        Title to Properties. Obligor has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Obligor are free and clear of Liens, except for Permitted Liens.

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5.10.       Place of Business; Name; State of Formation; Location of Goods. Obligor’s principal place of business and chief executive office is located at the Business Premises and has been located at the Business Premises for at least the past five (5) years, and Obligor currently does not have, and in the past has not had, any other offices or places of business, except as provided on Schedule 5.10.1. Obligor’s exact legal name and state of formation are as set forth in the first paragraph of this Agreement. Obligor has not had any other legal name. Obligor does not use, and has not used, any other name in the conduct of its business. Obligor has not changed its state of formation, been a party to a merger and/or otherwise changed its identity or structure. All Collateral consisting of inventory, equipment or other goods is presently located in the following places: the address set forth above and as set forth on Schedule 5.10.2.

5.11.      Financial Information. All financial statements, schedules, reports and other information supplied to Lender by or on behalf of Borrower heretofore and hereafter are and will be true and complete in all material respects.

5.12.       Licenses and Permits. Obligor has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Obligor conducts its business, and each remains valid and in full force and effect.

5.13.       Certain Indebtedness. There is no Indebtedness of Borrower owing to any employee, officer, member or manager of Borrower other than set forth on Schedule 5.13.

5.14.       Broker’s or Finder’s Commissions. Except for a $25,000.00 broker’s fee paid to Siena Lending Group LLC, a Delaware limited liability company (“Siena”) for the LOC Loan, and a $50,000.00 broker’s fee paid to Siena for the Term Loan, no broker’s or finder’s fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby. Borrower agrees to save harmless and indemnify Lender from and against any claim, demand, action, suit, proceeding or liability for any broker’s or finder’s fee or commission, including any costs and expenses (including attorneys’ fees) incurred by Lender in connection therewith. The provisions of this Section 5.14 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

5.15.       Outstanding Indebtedness. Borrower has no outstanding Indebtedness except as permitted by Section 8.1 hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or under the provisions of any agreement relating thereto.

5.16.       Regulation U. Obligor does not own or presently intend to acquire any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U. Neither Obligor nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

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5.17.       Government Contracts. Obligor is not now, and has not been within the past three (3) years, in receipt of any communication from any of officer or employee of the United States Government regarding Obligor’s actual or possible disqualification, suspension or debarment from contracting with the United States Government. Further, Obligor has no information, in relation to the obtaining, formation, pricing, performance, billing or administration of any one of its contracts with the United States Government of: (a) a violation of law, regulation or contract provision, or any such fact(s) or circumstance(s) reasonably indicating any such violation; (b) a pending or threatened investigation; (c) an existing or threatened adverse audit finding, whether draft or final; (d) an existing or threatened cost disallowance or finding of defective pricing; (e) a pending or threatened claim or action seeking a fine, penalty or damages; (f) a communication regarding, or actual initiation of, payment withholding or suspension, setoff, recoupment or debt collection; or (g) a contract termination or a communication reasonably indicating the potential for such a termination.

5.18.       Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of Obligor’s knowledge, no Hazardous Materials are located on any real property owned, operated or controlled by Obligor or for which Obligor is responsible and for which remedial or corrective action would, be required under applicable Laws or with respect to which Obligor has any “clean-up,” remedial or other liability. No property owned, operated or controlled by Obligor has, during Obligor’s period of ownership, operation or control, been used as a manufacturing, storage, or dump site for Hazardous Materials.

5.19.       Patents, Trademarks, etc. Obligor owns, possesses, or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business as now conducted and, except as disclosed to Lender on Schedule 5.19 attached hereto, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.

5.20.       Perfection and Priority of Collateral. Lender has or upon proper recording of any financing statement, execution of any control agreement or delivery of Collateral to Lender’s possession, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

5.21.       Commercial Purpose. The Loans are not a “consumer transaction” as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased or held primarily for personal, family or household purposes.

5.22.       Survival; Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing.

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6.	CONDITIONS OF LENDING

Unless Lender shall otherwise agree in writing, Lender shall have no obligation to make the Loans unless each of the following conditions precedent shall be satisfied by Borrower by Closing or such later date, if any, as Lender in its discretion may permit:

6.1.         Documents. There shall have been delivered to Lender, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Lender:

a.       The Loan Documents, in form and substance satisfactory to Lender and negotiated by the parties.

b.       A Certificate of the Secretary of CSSE in form and content acceptable to Lender certifying as to its Certificate of Incorporation, Bylaws, incumbency, authorizing resolutions, and such other matters as Lender or its counsel may require.

c.       Certificate of Legal Existence of CSSE issued by the Secretary of State of CSSE’s state of organization dated within 30 days of Closing and a copy of the Certificate of Organization certified by such Secretary of State within 30 days of the Closing.

d.       A Certificate of the Manager of SMV in form and content acceptable to Lender certifying as to its Certificate of Formation, Limited Liability Company Agreement, incumbency, authorizing resolutions, and such other matters as Lender or its counsel may require.

e.       Certificate of Legal Existence of SMV issued by the Secretary of State of SMV’s state of organization dated within 30 days of Closing and a copy of the Certificate of Formation certified by such Secretary of State within 30 days of the Closing.

f.       Evidence satisfactory to Lender that all insurance coverage and all insurance clauses or endorsements required pursuant to this Agreement and the other Loan Documents are in effect, together with copies of all insurance policies and endorsements or certificates in satisfactory form to Lender with respect thereto.

g.       A written opinion of counsel to Borrower, dated as of Closing and addressed to Lender and satisfactory to Lender and Lender’s counsel in all respects.

h.       Such financing statements and control agreement as may be required by Lender.

i.        Copies of all leases, equipment leases, and/or warehouse leases for the Collateral locations, together with executed Landlord Lien Waivers, as applicable.

j.        Uniform Commercial Code search reports, intellectual property reports, title reports and any other search reports required by Lender.

k.       All other agreements and documents reasonably required and requested by Lender.

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l.        Approval of all legal matters incident to the transactions hereby contemplated shall be satisfactory to Lender’s counsel.

6.2.        No Default. (a) All of the covenants, conditions, warranties and representations set forth herein and in the Loan Documents have been complied with and are true and complete in all material respects on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time, and (b) no Event of Default nor any event which, upon the giving of notice and/or the lapse of time, would constitute an Event of Default shall have occurred.

Any request by Borrower for the making of the Loans and the receipt by Borrower of the proceeds of the Loans shall be deemed a representation and warranty hereunder by Borrower to Lender that the conditions set forth in the preceding clauses (a) and (b) above have been complied with.

6.3.        Legal Matters. At Closing, all legal matters in connection therewith or incidental thereto shall be fully satisfactory to Lender’s counsel.

6.4.        No DSCR Cure Period. Neither a 90 Day DSCR Cure Period nor an Additional DSCR Cure Period shall be in effect.

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7.	AFFIRMATIVE COVENANTS

Obligor covenants and agrees with Lender that, until (a) all Obligations have been paid in full, and (b) and all credit facilities between Borrower and Lender are terminated, Obligor will:

7.1.        Financial Statements. Furnish to Lender in writing: (a) as soon as available, but in no event more than ninety (90) days after the close of each fiscal year (December 31st), a copy of the consolidated annual financial statements of Borrower, prepared in accordance with GAAP and audited by an independent certified public accountant satisfactory to Lender, which financial statement shall include a Management Discussion and Analysis of the financial statements and notes balance sheet of Borrower as of the end of such fiscal year and related statements of operations, cash flows and changes in shareholder’s equity, of Borrower for such fiscal year and a statement (including all calculations) that Borrower is in compliance with all of the covenants contained in Section 7.16 herein and, if not, stating the facts with respect thereto and certifying that to its knowledge no Event of Default exists (or, if an Event of Default does exist, describing such Event of Default), together with such other information reasonably requested by Lender; (b) as soon as available, but not more than sixty (60) days after the close of each fiscal year (December 31st), a management prepared income statement and balance sheet showing information in detail acceptable to Lender; (c) as soon as available, but not more than forty five (45) days after the close of each fiscal quarter a management prepared income statement and balance sheet showing information in detail acceptable to Lender; (d) as soon as available but in no event later than ten (10) days after the end of each month, monthly aging of all accounts receivable and Eligible Accounts Receivable for the month then ended, certified by the Chief Operating Officer or an officer of Borrower; (e) in addition to the obligation to provide Lender with a Borrowing Base Certificate for each Line of Credit Advance requested as more particularly set forth in Section 2.4 herein, as soon as available, but in no event more than ten (10) days after end of each month, a Borrowing Base Certificate verifying, among other things, the balance of applicable assets and resulting loan-to-value ratio of the outstanding principal balance on the LOC Loan; (f) as soon as available but in no event later than two (2) days after filing, a copy of CSSE’s Form 10-Q and Form 10-K; and (g) such additional information, reports or statements as Lender may from time to time reasonably request within fifteen (15) days of such request.

7.2.       Taxes. Pay and discharge all taxes, assessments and governmental charges upon Obligor, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Obligor in good faith in the normal course of business by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) nonpayment of the same will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Obligor at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of nonpayment of the same; and (d) Obligor establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest.

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7.3.       Corporate Existence, Continuation of Business and Compliance with Laws. Maintain its corporate existence in good standing, as is applicable; continue its business operations as now being conducted; and comply with all applicable federal, State and local laws, rules, ordinances, regulations and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Obligor in good faith by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) such noncompliance will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Obligor at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of such noncompliance; and (d) Obligor establishes reasonable reserves for any liabilities or expenses which may arise out of such noncompliance and contest.

7.4.       Civil and Criminal Proceedings. Promptly notify Lender in writing of (a) the filing of any Criminal Referral Form or the threatened or actual commencement of a criminal proceeding or investigation or (b) any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Obligor.

7.5.       Extraordinary Loss. Promptly notify Lender in writing of any event causing extraordinary loss or depreciation of the value of Obligor’s assets (whether or not insured) and the facts with respect thereto.

7.6.       Books and Records. Keep and maintain proper and current books and records in accordance with GAAP and permit access by Lender to, reproduction by Lender of and copying by Lender from, such books and records during normal business hours. All reasonable costs and expenses of such inspections and examinations shall be paid by Borrower.

7.7.       Conferences with Officers. Permit Lender to discuss Borrower’s affairs, finances and accounts with any officers of Borrower, upon reasonable notice and at reasonable times.

7.8.       Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

7.9.       Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks, copyrights and trade names of Obligor or licensed by Obligor which are necessary to the conduct of the business of Obligor as now conducted, free of any conflict with the rights of any other person.

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7.10.       Insurance. Maintain with duly licensed insurers and in amounts reasonably satisfactory to Lender such insurance against such risks and with such loss deductible amounts as may be satisfactory to Lender, including, without limitation, commercial general liability insurance and such insurance as is described in Section 4.2(e). Lender shall be named as an additional insured with respect to all liability policies and a loss payee and lender’s loss payee with respect to all property/casualty policies. Nothing contained herein shall result in Lender being liable for the failure of Obligor to maintain adequate insurance.

7.11.       Evidence of Insurance. Deliver to Lender from time to time, and periodically if Lender shall so require, evidence satisfactory to Lender that all insurance and endorsements required pursuant to this Agreement and the Loan Documents are in effect, as described in Section 4.2(e).

7.12.       Further Assurances and Corrective Instruments. Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender from time to time such supplements hereto and such other instruments and documents as may be requested by Lender to protect and preserve the Collateral, Lender’s security interest therein, perfection of Lender’s security interest and/or Lender’s rights and remedies hereunder.

7.13.       Financial Information. Deliver to Lender promptly upon Lender’s request, and periodically if Lender shall so require, such written statements, schedules or reports (which shall be Certified if required by Lender) in such form, containing such information and accompanied by such documents as may be satisfactory to Lender from time to time concerning the Collateral, Borrower’s financial condition or business operations or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Borrower, and permit Lender, its agents and designees, to discuss Borrower’s financial condition and business operations with Borrower’s officers and employees.

7.14.       Notice of Event of Default. Immediately notify Lender in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default or which might materially and adversely affect the financial conditions or operations of Obligor and the facts with respect thereto.

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7.15.       ERISA. (a) At all times maintain each of its employee pension benefit plans, as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), in conformity with all applicable provisions of ERISA and other federal and State statutes relating to employee benefit plans; (b) at all times make prompt payments of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each such plan; (c) if requested by Lender, promptly after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (d) notify Lender immediately of any fact, including, without limitation, any “Reportable Event” (as that term is defined in Section 4043(b) of ERISA) arising in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the plan; and (e) furnish to Lender, promptly upon its request therefor such additional information concerning any such plan as Lender may request.

7.16.       Debt Service Coverage Ratio.

(a)           Maintain a Debt Service Coverage Ratio of not less than 2.00 to 1.0, measured quarterly and annually during the term of the Loans at the end of each fiscal quarter (with respect to quarterly tests) and at the end of the calendar year (as to annual tests), beginning with the quarter ending June 30, 2018 (with respect to the first quarterly test) and with the year ending December 31, 2018 (with respect to the first annual test). Each quarterly test shall be based on Borrower’s Form 10-Q and each annual test shall be based on Borrower’s Form 10-K.

(b)           “Debt Service Coverage Ratio” shall mean the ratio of Borrower’s EBITDA on a consolidated basis for the applicable rolling four quarter period to the sum of (1) all interest expense of Borrower for such period, and (2) all regularly scheduled payments or prepayments of principal of indebtedness of Borrower paid or that were required to be paid during such period, all in accordance with GAAP consistently applied.

(c)           “EBITDA” shall mean, for any period, net income (loss) for such period before provision for interest expense and federal income taxes plus, without duplication and to the extent deducted in determining such net income (loss), (a) interest expense, and (b) depreciation and amortization expense, all in accordance with GAAP consistently applied, plus non-recurring, one-time operating costs as reported in Borrower’s Form 10-Qs and Form 10-Ks for the applicable period, less dividends, distributions and stock repurchases, in each case as determined by Lender.

7.17.       Continuance of Business. Continue to operate the business as set forth in Obligor’s loan application to Lender and not to acquire or operate any other business enterprise without notice to Lender; provided, that any acquisition or operation of any other business enterprise that could materially alter Obligor’s existing business shall require Lender’s prior consent.

7.18.       Proceeds. Use of the proceeds of the Loans only for the purposes set forth herein.

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7.19.       Hazardous Materials: Contamination. Obligor agrees to, (a) give notice to Lender immediately upon Obligor acquiring knowledge of the presence of any Hazardous Materials (other than those stored in compliance with applicable Laws and are in Obligor’s possession in the ordinary course of business) on any property owned or controlled by Obligor or for which Obligor is responsible or of any Hazardous Materials Contamination with a full description thereof for which remedial or corrective action is required; (b) promptly take action to comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such action, which action must be in all respects sufficient to avoid any penalty, assessment or notice of non-compliance with any required remedial or corrective action on the part of any Governmental Authority; (c) provide Lender, within thirty (30) days after a demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender’s reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of Hazardous Materials described in item (b) or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by Obligor or for which Obligor is responsible; and (d) defend, indemnify and hold harmless Lender and its employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by Obligor for which Obligor is responsible for any Hazardous Materials Contamination.

7.20.       Lender as Depository. Maintain on deposit with Lender in a non-interest bearing account, Account Number 890166911, a minimum average collected balance of no less than SEVEN HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($750,000.00) over a trailing ninety (90) days, until all Obligations are fully satisfied (the “Minimum Deposit”). The Minimum Deposit shall be tested on a quarterly basis.

7.21.       Subordinated Debt. All present and future loans from shareholders or affiliates of Borrower to Borrower shall be subordinated to the Loans and such junior creditors shall execute Loan Subordination Agreements in form and substance acceptable to Lender.

7.22.       Field Audits. Permit Lender or its designee to perform and conduct field examinations, not to unreasonably interfere with Borrower’s business, to (i) audit the books and records of Borrower and to conduct or cause to be conducted valuations of Borrower’s assets in such manner and detail as Lender shall determine, and using valuation consultants acceptable to Lender, and (ii) enter the offices and facilities of Borrower to examine or inspect any of the properties, books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with Borrower all at such reasonable times and as often as Lender or any representative of Lender may request (but, provided no Event of Default has occurred, not more than twice per fiscal year in the aggregate including any other inspections or audits conducted by Lender during such fiscal year as provided herein) upon not less than one (1) Business Days’ notice.

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7.23.       Minimum Liquidity Covenant. Upon the occurrence of a default under the terms of Section 7.16 above (without respect to the cure period provided in Section 9.2), and for so long as such default is continuing, Borrower shall continuously maintain at least TWO MILLION and 00/100 DOLLARS ($2,000,000.00) (based on Borrower’s financial statements, in form and substance reasonably acceptable to Lender) in liquid assets comprised of marketable securities, cash or cash equivalents (excluding retirement accounts and personal and corporate lines of credit), each as reasonably determined by Lender.

8.	NEGATIVE COVENANTS

Obligor covenants and agrees with Lender that, until (a) all Obligations have been paid in full and (b) and all credit facilities between Borrower and Lender are terminated, Obligor will not, directly or indirectly, without Lender’s prior written consent:

8.1.        Indebtedness. Create, incur, assume or permit to exist, directly or indirectly, any indebtedness to its shareholders or create, incur, assume or permit to exist, directly or indirectly, any Indebtedness in excess of $250,000.00, except Indebtedness to Lender, other than the Indebtedness set forth on Schedule 8.1.

8.2.        Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Obligor’s properties or assets, now owned by Obligor, other than Permitted Liens and Liens to Lender.

8.3.        Merger. Enter into or be a party to any merger, consolidation, reorganization or exchange of stock or assets.

8.4.        Sale or Purchase of Assets, etc. Sell, assign, transfer, convey or lease any interest in any or all of its assets, other than in the ordinary course of business or in connection with the disposal of obsolete or worn out equipment in the ordinary course of business; or purchase or otherwise acquire all or substantially all of the assets of any other person or persons, or any shares of stock of, or similar interest in, any other person or persons.

8.5.        Investments. Except as may be explicitly permitted in Section 7.17 hereof, make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, or a business of, any other person, except investments in federally insured certificates of deposit or in direct obligations of the United States of America maturing within one (1) year from the date of acquisition or in AAA or better rated investments.

8.6.        Fiscal Year. Change Borrower’s fiscal year.

8.7.       Subsidiaries. Organize or cause to exist any Subsidiaries (other than those Subsidiaries in existence on the date hereof) without Lender’s prior written consent, which consent may be conditioned, without limitation, upon the granting by such Subsidiary of a guarantee of payment of the Notes and all other indebtedness of Borrower to Lender. Lender shall have the right at any time and from time to time at its sole discretion to require any existing Subsidiaries to guarantee the Obligations.

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8.8.         Change of Name. (i) Change the name of Obligor or (ii) change or open any office or place of business or location of any inventory, other goods or other Collateral without (in each case) giving Lender at least thirty (30) days prior written notice of such change.

8.9.         Trade Names; State of Formation. (i) Use any trade name other than Obligor’s true corporate names or current d/b/a’s without giving Lender at least thirty (30) days prior written notice of same or (ii) change the state of Obligor’s state of formation.

8.10.       ERISA Compliance. Engage in any “prohibited transaction” (as defined in Section 406 or Section 2003(a) of ERISA and not otherwise exempted under Title I, Part 4 of ERISA), any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, or terminate any pension plan in a manner which could result in the imposition of a Lien on the property of Obligor pursuant to Section 4068 of ERISA.

8.11.       Loans and Guaranties. Loan or make advances to any other person or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other person, firm or corporation, directly or indirectly, except:

a.       as an endorser of negotiable instruments for the payment of money deposited to Borrower’s bank account for collection in the ordinary course of business;

b.       trade credit extended in the ordinary course of Borrower’s business; or

c.       advances made in the usual course of business to officers and employees of Borrower for travel and other out-of-pocket expenses incurred by them on behalf of Borrower in connection with such business.

8.12.       Sale Leaseback. Except for leases existing on the date hereof and previously disclosed to Lender in writing, and renewals or extension thereof, become or be liable as lessee with respect to any lease of any property (real, personal or mixed) which has been or is to be sold or transferred by Borrower to any person or which Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower to any person in connection with such lease.

8.13.       Leases. Become liable as lessee with respect to any lease of any property, real, personal or mixed, except for leases in existence on the date hereof and previously disclosed to Lender in writing and renewals and extensions thereof, and others entered into in the ordinary course of business.

8.14.       Asset Investments. Make any investments or expenditure for non-current assets (which shall include fixed assets and capitalized value of leased equipment and leased real property).

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8.15.       Funded Debt. Redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt (as defined below), or amend, alter or otherwise modify the provisions relating to any Funded Debt if the effect of such amendment, alteration or modification would or might be to accelerate (or otherwise result in earlier payment of) such Funded Debt and/or if such amendment, alteration or modification could be expected to impair the interests of Lender. For the purposes of this Section 8.15, “Funded Debt” shall include any obligation of Borrower to any person other than Lender payable more than one (1) year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

8.16.       Management, Control, Company Structure. Make a material change in the manner in which the business of Obligor is conducted, permit or suffer any change in ownership of Obligor which would result in a material change in the company structure of Obligor or result in a change in control of Obligor.

8.17.       Distributions. Make dividends, earning distributions, expenditures related to stock repurchases, payments on subordinated loans, or other payments (excluding payments of wages and wage-related benefits or bonuses (or the equivalents thereof paid to consultants under a Form 1099)) to shareholders or members or any other Person, as applicable, if such payment or expenditure would (i) result in an Event of Default under this Agreement or any other Indebtedness, or (ii) with respect to the applicable Borrower, exceed, individually or in the aggregate with all other payments and expenditures of such Borrower, such Borrower’s net earnings in excess of such Borrower’s debt service obligations on all Indebtedness.

8.18.       Use of Loan Proceeds for Subsidiaries. Use any portion of the proceeds received from Lender hereunder (i) to make a loan or advance to any other subsidiary or affiliate of Borrower (other than as between CSSE and SMV) or (ii) in connection with the business or operations of any subsidiary or affiliate of Borrower, or transfer any collateral to any subsidiary or affiliate (other than as between CSSE and SMV), in either case without the prior written consent of Lender and without adding such subsidiary or affiliate as an additional borrower or guarantor under the Loans.

9.	EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

9.1.       Failure to Pay. The failure of Borrower, or other Obligor, to pay any of the Obligations as and when due and payable (whether by acceleration, declaration, extension or otherwise) and the same shall remain unpaid for ten (10) days.

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9.2.       Covenants and Agreements. The failure of Borrower, or other Obligor, to perform, observe or comply with any of the covenants of this Agreement, the Notes or any of the other Loan Documents, other than the payment of money under the Notes, if such failure remains uncured for thirty (30) days after receipt of written notice thereof from Lender (or ninety (90) days with regard to a default under Section 7.16 if (i) Borrower is in compliance with Section 7.23 and (ii) Borrower has pledged all accounts (and cash deposits therein) at Lender to Lender, pursuant to a deposit account security and pledge agreement in form and substance reasonably satisfactory to Lender (the “90 Day DSCR Cure Period”)); in the case of any such failure that is not capable of being cured within such thirty (30)-day period (other than a failure under Section 7.16), provided Borrower, or other Obligor, shall have commenced such cure within said thirty (30)-day period and continue to use its best efforts to cure then such failure shall not constitute an Event of Default until the expiration of ninety (90) days after written notice from Lender.

9.3.       Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by Borrower, Obligor or by any person in connection with the Obligations, with the Collateral, or with any of the Loan Documents is not in all material respects true and accurate or if Borrower, Obligor or such other person omitted to state any material fact or any fact necessary to make such information not misleading.

9.4.       Default under Loan Documents. The occurrence of an event of default (or similar event) under any of the other Loan Documents after application of any applicable notice and grace periods.

9.5.       Default on Other Obligations. Any failure of Obligor (after any applicable notice and grace periods) to pay any Indebtedness when due or the occurrence of any default or other event under any note, loan agreement or other agreement evidencing, governing, securing or otherwise relating to such Indebtedness if the result of such event of default or other event would permit the acceleration of the maturity (or other early payment) of such Indebtedness, after application of any applicable notice and grace periods, if any.

9.6.       Insolvency. Borrower, or other Obligor, shall be or become insolvent (as defined in Section 101 of the United States Bankruptcy Code) or unable to pay their debts as they become due, or admit in writing to such insolvency or to such inability to pay their debts as they become due.

9.7.       Involuntary Bankruptcy. There shall be filed against Borrower, or other Obligor, an involuntary petition or other pleading seeking the entry of a decree or order for relief under the United States Bankruptcy Code or any similar federal or state insolvency or similar laws ordering: (a) the liquidation of Borrower or such Obligor, or (b) a reorganization of Borrower or such Obligor, or the business and affairs of Borrower or such Obligor, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrower or such Obligor of the property of Borrower or such Obligor and the failure to have such petition or other pleading denied or dismissed within sixty (60) calendar days from the date of filing.

9.8.       Voluntary Bankruptcy. The commencement by Borrower or other Obligor of a voluntary case under the federal bankruptcy laws or any federal or state insolvency or similar laws or the consent by Borrower or other Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or other Obligor of any of the property of Borrower or other Obligor or the making by Borrower or other Obligor of an assignment for the benefit of creditors, or the failure by Borrower or other Obligor generally to pay their debts as the debts become due.

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9.9.         Judgments, Awards. The entry of any judgment, order, award or decree against Borrower or other Obligor and a determination by Lender, in good faith but in its sole discretion, that the same, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower or other Obligor, could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement, unless such judgment, order or award or decree is vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry or Borrower sets aside adequate reserves and deposit them with Lender within thirty (30) days from the entry thereof.

9.10.       Injunction. The injunction or restraint of Borrower or other Obligor in any manner from conducting its business in whole or in part and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement unless such injunction or restraint has been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

9.11.       Attachment by Lenders. Any assets of Borrower or other Obligor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement unless such attachment, levy, seizure or repossession is released and the assets of Borrower or other Obligor, are returned within thirty (30) days from such action.

9.12.       Dissolution, Merger, Consolidation, Reorganization. The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Borrower or other Obligor or the occurrence of any action preparatory thereto.

9.13.       Adverse Change in Financial Condition. The determination in good faith by Lender that a material adverse change has occurred in the financial condition of Borrower or other Obligor from the conditions set forth in the most recent financial statement of Borrower or such Obligor heretofore furnished to Lender or from the financial condition of Borrower or such Obligor as heretofore most recently disclosed to Lender in any other manner unless Borrower set aside adequate reserves and deposit them with Lender within thirty (30) days from Lender’s determination and notice to Borrower.

9.14.       Adverse Change in Value of Collateral. The determination in good faith by Lender that the security for the Obligations is or has become inadequate and Borrower fails to provide additional collateral as reasonably required by Lender within thirty (30) days from Lender’s determination and notice to Borrower.

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9.15.       Prospect of Payment or Performance. The determination in good faith by Lender that the prospect for payment or performance of any of the Obligations is impaired for any reason.

9.16.       Death. Death of any Obligor who is a natural person.

9.17.       Contest Validity. Borrower shall contest the legal, valid, binding or enforceable nature of any Loan Document or the validity or priority of any Lien thereunder.

10.	RIGHTS AND REMEDIES

10.1.       Rights and Remedies of Lender. Upon and after the occurrence of an Event of Default, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Lender under the Loan Documents, the rights and remedies of a secured party under the Connecticut Uniform Commercial Code and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently provided, however, that in the case of any Event of Default referred to in Sections 9.6, 9.7, and 9.8 above, the unpaid principal balance of the Notes, together with all accrued and unpaid interest and all other Obligations then outstanding shall be automatically due and payable by Borrower to Lender without notice, presentment or demand:

a.       Declare the Notes, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

b.       Institute any proceeding or proceedings to enforce the Obligations and/or any Liens of Lender.

c.       Take possession of the Collateral, and for that purpose, so far as Obligor may give authority therefor, enter upon (and remain without liability to pay any rent or occupancy charge) any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, Obligor HEREBY WAIVING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING OR PROCESS WITH RESPECT TO REPOSSESSION OF COLLATERAL, and/or require Obligor, at Obligor’s expense, to assemble and deliver the Collateral to such place or places as Lender may designate. Obligor shall make available to Lender all premises, locations and facilities necessary for Lender’s taking possession (whether under this paragraph or otherwise) of the Collateral or for removing or putting the Collateral in saleable form.

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d.       Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Obligor in order to continue or complete performance of Obligor’s obligations under any contracts of Obligor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom; and sell or otherwise dispose of any or all of the Collateral (whether such disposition is at Obligor’s premises or not at such premises) upon such terms and under such conditions as Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the fullest extent permitted by applicable law.

e.       Enforce Obligor’s rights against any account debtors and other obligors.

f.       Apply (or change any application already made) the proceeds of any Collateral to any Obligations in such order and manner as Lender may elect.

g.       Locate, disable or to take possession of the Collateral by electronic, digital, magnetic or wireless optical electromagnetic or similar means after giving any notices required under applicable law.

h.       Lender shall not be required to apply non-cash Proceeds of any disposition of Collateral until cash is actually received by Lender.

Notwithstanding anything contained herein to the contrary, and in addition to Lender’s rights set forth herein and at law and in equity, in addition to the 90 Day DSCR Cure Period, Borrower shall be granted an additional sixty (60) day cure period (the “Additional DSCR Cure Period”) within which to bring Borrower into compliance with the terms of Section 7.16, and during the pendency of such Additional DSCR Cure Period (or such shorter time as such default or Event of Default remains uncured), (i) the Interest Rate as set forth in the Notes shall increase by one half of one percent (0.50%), (ii) Borrower shall promptly pay Lender a fee in the amount of one half of one percent (0.50%) of the then-outstanding balance of the Obligations, and (iii) Borrower shall promptly make cash payments to Lender to reduce the principal balance of the Loans in an amount sufficient to bring Borrower into compliance with the terms of Section 7.16, as determined by Lender (each, a “Principal Reduction”). Any Principal Reduction shall first be applied to the then-outstanding balance of the Term Loan. Upon the payment of a Principal Reduction, Lender shall determine whether Borrower has satisfied the terms of Section 7.16 based on the remaining principal balance amortization being recast of the remaining term of the Term Loan.

Notwithstanding anything contained herein to the contrary, and in addition to Lender’s rights set forth herein and at law and in equity, if Borrower fails to maintain the Minimum Deposit required by Section 7.20, and does not cure such failure within the thirty (30) day cure period set forth in Section 9.2 above, the Interest Rate as set forth in the Notes shall increase by one half of one percent (0.50%).

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10.2.       Power of Attorney. Effective upon the occurrence of any Event of Default, Obligor hereby designates and appoints Lender and its designees as attorney-in-fact of Obligor, irrevocably and with power of substitution, with authority to endorse Obligor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Lender’s possession; to execute proofs of claim and loss; to assign or otherwise transfer ownership of, or otherwise dispose of, any patents, patent applications, trademarks, trademark applications, copyrights and copyright applications and/or any other Collateral; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Lender’s sole discretion, to carry out and enforce this Agreement and the Loan Documents. All acts of said attorney or designee are hereby ratified and approved by Obligor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Lender which could give rise to any Obligations.

10.3.       Notice of Disposition of Collateral. It is mutually agreed that commercial reasonableness and good faith require Lender to give Obligor no less than ten (10) days’ prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. It is mutually agreed that it is commercially reasonable for Lender to disclaim all warranties which arise with respect to the disposition of the Collateral and Lender shall have the right to do so.

10.4.       Costs and Expenses. From and after the closing, Obligor agrees to pay to Lender on demand the amount of all expenses reasonably paid or incurred by Lender in consulting with counsel concerning any of its rights or remedies hereunder, under the Loan Documents or under applicable law, all expenses, including attorneys’ fees and court costs reasonably paid or incurred by Lender in exercising or enforcing any of its rights or remedies hereunder, under the Loan Documents or under applicable law together with interest on all such amounts paid by Lender at the highest rate and calculated in the manner provided in the Notes. The provisions of this Section 10.4 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

10.5.       Voting, etc. Effective upon the occurrence of an Event of Default, Lender may vote, collect distributions and otherwise exercise any rights of ownership with respect to any Collateral consisting of investment property.

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10.6.       Collateral. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Obligor acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Obligor, for expressions of interest in acquiring all of any portion of the applicable Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to purchase insurance or creditor enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by Lender, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Obligor acknowledges that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the Uniform Commercial Code in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this paragraph. Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to Obligor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph.

10.7.       Grant of License. Obligor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Obligor) to use, license or sublicense any patents, trademarks, copyrights, or other licenses with respect to any of the foregoing, now owned or licensed or hereafter acquired or licensed by Obligor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as Lender shall reasonably determine, whether general, special or otherwise, based upon a commercially reasonable standard for such license(s), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Notwithstanding the foregoing, the use of such license or sublicense by Lender shall only be exercised, at the option of Lender, after the occurrence of an Event of Default, in a commercially reasonable manner as follows: (a) Lender shall implore substantially similar standards of screening, quality control and protection over Obligor’s patents, trademarks, and copyrights with respect to any proposed license as established by Obligor with respect to Obligor’s brand and intellectual property and as used by Obligor in the ordinary course of business; (b) any actions taken by Lender shall be reasonably proportionate to the nature of the default, the sum due on the obligations, and the value of the proposed license(s); and (c) Lender shall make reasonable efforts to consult with Obligor to achieve the foregoing, and upon repayment in full of all owing and outstanding Obligations, the license granted to Lender hereunder shall terminate in full. Provided that Lender is in compliance with the foregoing, then any license, sublicense or other transaction entered into by Lender in accordance herewith shall be binding upon Obligor notwithstanding any subsequent cure of an Event of Default.

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11.	MISCELLANEOUS

11.1.       Performance for Borrower. Borrower agrees and hereby authorizes that Lender may, in Lender’s sole discretion, but Lender shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Borrower, without prior notice to Borrower, in order to insure Borrower’s compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Borrower’s obligations under any contracts of Borrower, to cover overdrafts in any checking or other accounts of Borrower at Lender or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Borrower shall pay to Lender upon demand all such advances made by Lender with interest thereon at the highest rate and calculated in the manner provided in the Notes. Any funds so advanced shall be considered to be Line of Credit Advances of principal under the applicable LOC Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder; provided, however, that the provisions of this Section 11.1 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

11.2.       Expenses. Following the Closing, Obligor agrees to pay to Lender on demand the amount of all expenses paid or incurred by Lender (including the reasonable fees and expenses of its counsel) in connection with all expenses paid or incurred by Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Obligor agrees to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Section 11.2 shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

11.3.       Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender’s possession and all payments made by any Obligor may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion. Lender may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected under Section 4.3 hereof, to the Obligations until cash proceeds are actually received by Lender.

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11.4.       Waivers by Obligor. Obligor hereby waives, to the extent the same may be waived under applicable law, and in accordance with the provisions hereof: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of Obligor against Lender on account of actions taken or not taken by Lender in the exercise of Lender’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of Obligor for failure of Lender to comply with any requirement of applicable law relating to enforcement of Lender’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of Obligor with respect to the Collateral; (e) in the event Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions and all rights to the marshalling of assets; (g) any and all other notices or demands which by applicable law must be given to or made upon Obligor by Lender; (h) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations; (i) the right to trial by jury in any action or proceeding of any kind or nature in connection with any of the Obligations, this Agreement or any of the other Loan Documents; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations. Obligor agrees that Lender may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Upon termination of this Agreement and Lender’s security interest hereunder and payment of all Obligations, within sixty (60) days following Obligor’s written request to Lender, Lender shall release control of any security interest in the Collateral perfected by control and Lender shall send Obligor a statement terminating any financing statement filed against the Collateral.

11.5.       Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power or remedy hereunder, under any of the Loan Documents or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.6.       Lender’s Setoff. Lender shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off, without the need for notice or demand, against any Obligations (whether or not material) due Lender, any debt owing to Obligor by Lender, including, without limitation, any funds in any checking or other account now or hereafter maintained by Obligor at Lender. Obligor hereby confirms Lender’s right to banker’s lien and setoff, and nothing in this Agreement or any of the other Loan Documents shall be deemed a waiver or prohibition of Lender’s right of banker’s lien and setoff.

11.7.       903a Waiver. OBLIGOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A “COMMERCIAL TRANSACTION” WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, AND THAT ANY MONIES, PROPERTY OR SERVICES WHICH ARE THE SUBJECT OF SUCH TRANSACTION ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. OBLIGOR WILLINGLY, VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT WHICH OBLIGOR MIGHT HAVE TO A NOTICE AND HEARING UNDER SECTIONS 52-278a TO 52-278g, INCLUSIVE, OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR OTHER APPLICABLE FEDERAL OR STATE LAW, IN THE EVENT THAT LENDER (OR ITS SUCCESSORS, ASSIGNS AND/OR REPRESENTATIVES) SEEKS ANY PREJUDGMENT REMEDY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND/OR THE OBLIGATIONS.

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11.8.       Modifications. No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Lender to any departure by Obligor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Obligor in any case shall entitle Obligor to any other or further notice or demand in the same, similar or other circumstances.

11.9.       Notices. Any notice, request or other communication in connection with this Agreement, shall be in writing or written electronic format and shall be deemed sufficient and commercially reasonable notice and shall be effective if given as follows:

a.       If to Obligor: If sent by certified mail, shall be deemed to have been given when received by the party to whom directed, or when receipt is refused, if sent by mail but not certified, three (3) days after being deposited in the mail, postage prepaid, if sent by a nationally recognized overnight courier service one (1) Business Day after being deposited with such courier, if sent by personal delivery, electronic mail, or facsimile before 5:00 p.m. (Connecticut time) the same day or if after 5:00 p.m. (Connecticut time) the following Business Day, or when receipt is refused, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other party hereto): (i) if to CSSE, 132 East Putnam Avenue, Cos Cob, CT 06807, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (ii) if to SMV, 800 Third Avenue, 3rd Floor, New York, New York 10022, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, (iii) if to BDP, c/o Chicken Soup for the Soul Entertainment Inc., 132 East Putnam Avenue, Cos Cob, CT 06807, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060, and (iv) if to SMF and/or 757, c/o Screen Media Ventures, LLC, 800 Third Avenue, 3rd Floor, New York, New York 10022, Attn: William J. Rouhana, Jr., Chief Executive Officer, Facsimile: (203) 861-4060; or, directed to Obligor at the last address furnished in writing to Lender, or directed to the address at which Lender customarily communicates with Obligor with a copy to: Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, Attn: Brian L. Ross, Esq., Facsimile: (212) 818-8881.

b.       If to Lender: Any notice to Lender hereunder shall be effective only upon its receipt by Lender in writing at the following address: Patriot Bank, N.A., 900 Bedford Street, Stamford, Connecticut 06901, Attn: Commercial Loan Department, Facsimile: (203) 823-4471, with a copy to: Shipman & Goodwin LLP, 300 Atlantic Street, Stamford, CT 06901, Attn: Scott R. Gerard, Esq., Facsimile: (203) 324-8199.

11.10.     Applicable Law and Consent to Jurisdiction. The performance and construction of this Agreement and the Loan Documents shall be governed by the internal laws of the State of Connecticut without regard to principles of conflict of law or choice of law. Obligor agrees that any suit, action or proceeding instituted against Obligor with respect to any of the Obligations, the Collateral, this Agreement or any of the Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of Connecticut. By its execution hereof, Obligor hereby irrevocably waives any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Obligor hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Nothing contained herein shall, or shall be interpreted to, limit the right of Lender to bring any suit, action or proceeding in any other court.

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11.11.       Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full in cash and there exists no credit facility between Lender and Borrower. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, agreements, representations and warranties by or on behalf of Obligor which are contained in this Agreement and the Loan Documents shall inure to the benefit of Lender, its successors and assigns. Obligor may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

11.12.       Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

11.13.       Merger and Integration. This Agreement and the attached Exhibits and Schedules (if any) contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

11.14.       WAIVER OF JURY TRIAL. OBLIGOR HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER AND OBLIGOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE BORROWER-LENDER OR GUARANTOR-LENDER RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY OBLIGOR AND OBLIGOR HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND OBLIGOR AND LENDER, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. OBLIGOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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11.15.       Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

11.16.       Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

11.17.       Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

11.18.       Joint and Several Obligations. CSSE and SMV hereby are jointly and severally liable for (i) the Obligations, (ii) all amounts which become due hereunder and under the other Loan Documents, and (iii) the performance of all obligations hereunder and under the other Loan Documents. The term “the Borrower” shall include each as well as all of CSSE and SMV.

SIGNATURE PAGE FOLLOWS

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the date and year first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	BORROWER:
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation

Name:	By:
Name: Scott W. Seaton
Title: Vice Chairman
Duly Authorized
Name:

SCREEN MEDIA VENTURES, LLC, a Delaware limited liability company
	By:	Chicken Soup for the Soul Entertainment Inc. a Delaware corporation
Name:		Its Manager

By:
Name:		Name: Scott W. Seaton
Title: Vice Chairman
Duly Authorized

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IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the date and year first written above.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:	GUARANTORS:

BD PRODUCTIONS, LLC, a Connecticut limited liability company
	By:	Chicken Soup for the Soul Entertainment Inc., a Delaware corporation
Name:		Its Manager

By:
Name:		Name: Scott W. Seaton
Title: Vice Chairman
Duly Authorized

757 FILM ACQUISITION LLC,
Name:	a Delaware limited liability company
	By:	Chicken Soup for the Soul Entertainment Inc., a Delaware corporation
Its Manager
Name:
By:
Name: Scott W. Seaton
Title: Vice Chairman
Duly Authorized

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SCREEN MEDIA FILMS, LLC,
a Delaware limited liability company
Name:	By:	Screen Media Ventures, LLC,
a Delaware limited liability company,
Its Manager

		By:	Chicken Soup for the Soul Entertainment Inc., a Delaware corporation
Name:			Its Manager

By:
Name: Scott W. Seaton
Title: Vice Chairman
Duly Authorized

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STATE OF CONNECTICUT	)
) ss: Cos Cob
COUNTY OF FAIRFIELD	)

On this the ____ day of April, 2018 before me, the undersigned officer, personally appeared Scott W. Seaton, who acknowledged himself to be the Vice Chairman of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation, and that he, as such officer, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice Chairman.

In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT	)
) ss: Cos Cob
COUNTY OF FAIRFIELD	)

On this the ____ day of April, 2018 before me, the undersigned officer, personally appeared Scott W. Seaton, who acknowledged himself to be the Vice Chairman of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation, the Manager of Screen Media Ventures, LLC, a Delaware limited liability company, and that he, as such officer, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Vice Chairman.

In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

[Acknowledgment Page to Guaranty Agreement]

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STATE OF CONNECTICUT	)
) ss: Cos Cob
COUNTY OF FAIRFIELD	)

On this the ____ day of April, 2018 before me, the undersigned officer, personally appeared Scott W. Seaton, who acknowledged himself to be the Vice Chairman of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation, the Manager of BD Productions, LLC, a Connecticut limited liability company, and that he, as such officer, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Vice Chairman.

In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT	)
) ss: Cos Cob
COUNTY OF FAIRFIELD	)

On this the ____ day of April, 2018 before me, the undersigned officer, personally appeared Scott W. Seaton, who acknowledged himself to be the Vice Chairman of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation, the Manager of 757 Film Acquisition LLC, a Delaware limited liability company, and that he, as such officer, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Vice Chairman.

In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

45

STATE OF CONNECTICUT	)
) ss: Cos Cob
COUNTY OF FAIRFIELD	)

On this the ____ day of April, 2018 before me, the undersigned officer, personally appeared Scott W. Seaton, who acknowledged himself to be the Vice Chairman of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation, the Manager of Screen Media Ventures, LLC, a Delaware limited liability company, the Manager of Screen Media Films, LLC, a Delaware limited liability company, and that he, as such officer, being authorized so to do executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Vice Chairman.

In Witness Whereof, I hereunto set my hand.

Notary Public
My Commission Expires:
Commissioner of the Superior Court

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Exhibit A

BORROWING BASE CERTIFICATE

As of ________________, 2018

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation, having an address at 132 East Putnam Avenue, Cos Cob, Connecticut 06807 (“CSSE”) and SCREEN MEDIA VENTURES, LLC, a Delaware limited liability company, having an address at 800 Third Avenue, 3rd Floor, New York, New York 10022 (“SMV” and together with CSSE, the “Borrower”), jointly and severally, in connection with the Loan and Security Agreement (as defined below), hereby certifies to PATRIOT BANK, N.A., (the “Lender”) that:

1.       As of the date of execution of this Certificate, the undersigned is the duly appointed Chief Executive Officer, Vice Chairman or Chief Financial Officer of CSSE or of CSSE as Manager of SMV on whose behalf he has executed this Certificate.

2.        The undersigned is familiar with that certain Loan and Security Agreement dated as of April ___ , 2018 by and between Borrower and Lender.

3.       As of the date set forth above (the “Certificate Date”), the aggregate Eligible Accounts Receivable of Borrower are $ ____________.

4.       As of the Certificate Date, the Borrowing Base was/is:

1.	Total Eligible Accounts Receivable 75% of Eligible Accounts Receivable	$______________ $______________
2.	Total Borrowing Base	$______________
3.	Maximum Advance Amount (not to exceed $2,500,000.00)	$______________
	Less principal balance presently outstanding	($_____________)
4.	Maximum Current Availability	$______________

5.       Attached hereto is a detail trial balance and aging report of the Eligible Accounts Receivable of Borrower as of the Certificate Date.

6.       No Default or Event of Default has occurred.

7.       No 90 Day DSCR Cure Period or Additional DSCR Cure Period has occurred.

8.       Borrower acknowledges and confirms that the outstanding LOC Loan is in compliance with the terms and conditions of the Agreement.

9.       Capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

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10.       Borrowers hereby acknowledges and agrees that Lender will rely on this Certificate in its continuing evaluation of the creditworthiness of Borrower, including whether or not Lender will make any advances of funds to Borrower under the Agreement.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be duly executed this _____ day of _________, 20___ .

BORROWER:

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC., a Delaware corporation

By:
Name:
Title:
Duly Authorized

SCREEN MEDIA VENTURES, LLC, a Delaware limited liability company

By: Chicken Soup for the Soul Entertainment Inc., a Delaware corporation, its Manager

By:
Name:
Title:
Duly Authorized

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